EXHIBIT 99.1

NEWS RELEASE – For Immediate Dissemination

Body and Mind Announces Q3 2024 Financial Results

Las Vegas, NV and Vancouver, B.C., Canada (June 21, 2024) – Body and Mind Inc. (CSE: BAMM, OTCQB: BMMJ) (the “Company” or “BaM”), a multi-state operations-focused cannabis company, is pleased to announce its financial results for the third quarter of fiscal year 2024 ended April 30, 2024, and to provide shareholders with an operational update. All financial information is provided in U.S. dollars unless otherwise indicated.

Q3 FY2024 (ended April 30, 2024) Financial Highlights:

Q3 FY 2024 Three Month Period Ended April 30, 2024 (in Millions of US$)

	Q3 FY 2024	Q3 FY 2023
Revenue	$4.41	$4.17
Gross Profit	$1.96	$1.92
Net Operating Profit (Loss)	($1.34)	($1.28)
Net Income/(Loss)	($2.54)	($3.61)

Q3 FY 2024 Nine Month Period Ended April 30, 2024 (in Millions of US$)

	April 30 2024	April 30 2023
Revenue	$13.39	$13.24
Gross Profit	$6.05	$5.43
Net Operating Profit (Loss)	($3.25)	($3.83)
Net Income/(Loss)	($2.54)	($9.30)

Q3 FY2024 Operational Highlights:

•	Markham Illinois dispensary continues to show growth with new customers and increased transactions each month.

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Continued construction on the Lynwood, Illinois dispensary with the building fully complete. The final stages of the project were delayed awaiting a permit from Illinois Department of Transportation to finalize roadworks and connection of services that was granted a week ago. The dispensary is roughly one mile from the border of Indiana and images of the dispensary can be viewed at https://bodyandmind.com/illinois/lynwood-status

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Received the New Jersey Annual license for BaM Body and Mind Dispensary NJ, Inc. The dispensary will be 4,000 square feet with more than 100 parking places. Demolition is complete and the building permit has been granted. The dispensary in Lawrenceville is in a jurisdiction that has approved only two dispensaries and is on the main US 1 (Brunswick Pike) corridor with over 35,000 cars per day passing by.

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Management Commentary

“We continue to execute on our strategy of reducing our footprint and focusing on developing our most valuable assets,” stated Michael Mills, CEO of Body and Mind. “Our quarterly and nine-month financial results demonstrate modest revenue growth and improvements in bottom line results as we continue to streamline our operations. We’re pleased that our Lynwood, Illinois location has recently received approval to connect the completed building to services and commence required roadwork. We look forward to completing construction for this operation shortly. We believe the Illinois and New Jersey markets remain underserved and our strong locations and capabilities will support high returning operations for the Company and shareholders.”

For further details, please see the Company’s recent Form 10-Q filing on EDGAR at www.sec.gov/edgar/search, and the interim financial statements filed on SEDAR+ at www.sedarplus.ca.

About Body and Mind Inc.

BaM is an operations-focused cannabis company with active retail operations in Illinois and California and pending retail operations in Illinois and New Jersey. We work daily to increase our market share through delighting customers while also continuing to hone our operational efficiencies to drive profits. We are primarily guided by the metric of return on investment. Currently, we believe the most significant return on investment projects in front of us are successful retail cannabis store launches in Illinois and New Jersey, which augment our existing retail footprint. We also believe that our team’s core operational skillsets will create significant future shareholder value as the cannabis industry matures.

Please visit www.bodyandmind.com for more information.

Instagram: @bodyandmindBaM

Twitter: @bodyandmindBaM

For further information, please contact:

Company Contact:

Michael Mills

CEO

Tel: 800-361-6312

ir@bodyandmind.com

Neither the Canadian Securities Exchange nor its Market Regulator (as that term is defined in the policies of the Canadian Securities Exchange) accepts responsibility for the adequacy or accuracy of this release.

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Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes “forward-looking statements” as such term is used in applicable United States and Canadian laws. These statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and assumptions of management. Any other statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, assumptions or future events or performance (often, but not always, using words or phrases such as “expects” or “does not expect”, “is expected”, “anticipates” or “does not anticipate”, “plans, “estimates” or “intends”, or stating that certain actions, events or results “may”, “could”, “would”, “might” or “will” be taken, occur or be achieved) are not statements of historical fact and should be viewed as “forward-looking statements”. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such risks and other factors include, among others, the actual results of activities, variations in the underlying assumptions associated with the estimation of activities, the availability of capital to fund programs and the resulting dilution caused by the raising of capital through the sale of shares, accidents, labor disputes and other risks. Although the Company has attempted to identify important factors that could cause actual actions, events or results to differ materially from those described in forward-looking statements, there may be other factors that cause actions, events or results not to be as anticipated, estimated or intended. There can be no assurance that such statements will prove to be accurate as actual results and future events could differ materially from those anticipated in such statements. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

Certain matters discussed in this news release and oral statements made from time to time by representatives of the Company may constitute forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that its expectations will be achieved. Forward-looking information is subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Many of these factors are beyond the Company’s ability to control or predict. Important factors that may cause actual results to differ materially and that could impact the Company and the statements contained in this news release can be found in the Company’s filings with the Securities and Exchange Commission. The Company assumes no obligation to update or supplement any forward-looking statements whether as a result of new information, future events or otherwise. This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities.

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